SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

    Filed by the registrant  [X]

    Filed by a party other than the registrant  [ ]

    Check the appropriate box:
    [ ]  Preliminary proxy statement
    [X]  Definitive proxy statement
    [ ]  Definitive additional materials
    [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Kinark Corporation
(Name of Registrant as Specified in Its Charter)

Paul A. Quiros, First Union Plaza, Suite 1400,
999 Peachtree Street, Atlanta, Georgia  30309; (404) 817-6000
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
         11.

    (1)  Title of each class of securities to which transaction applies:
Common Stock - $.10 par value per share

    (2)  Aggregate number of securities to which transactions applies:
6,759,386 Shares of Common Stock

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________
    (4)  Proposed maximum aggregate value of transaction:
_________________________________________________________________
    (5)  Total fee paid:
_________________________________________________________________
    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)  Amount previously paid:
_________________________________________________________________

    (2)  Form, schedule or registration statement no.:
_________________________________________________________________

    (3)  Filing party:
_________________________________________________________________

    (4)  Date filed:
_________________________________________________________________

KINARK CORPORATION LETTERHEAD APPEARS HERE




April 14, 1997



ANNUAL MEETING - MAY 14, 1997


Dear Kinark Stockholder:

    On behalf of the Board of Directors and management, it is my pleasure to invite you to attend the Annual Meeting of Stockholders on Wednesday, May 14, 1997, in Tulsa, Oklahoma.

    Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on the Company's operations, followed by a period for questions and discussion. As customary, a report on the meeting will be included in the Company's second quarter earnings announcement.

    We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

    Thank you for your continued interest in the Company.


                                       Sincerely,


                                       /s/ Michael T. Crimmins
                                       Michael T. Crimmins
                                       Chairman of the Board and Chief
                                       Executive Officer


PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

KINARK CORPORATION LETTERHEAD APPEARS HERE




NOTICE OF ANNUAL MEETING
TULSA, OKLAHOMA, MAY 14, 1997


To the Stockholders of KINARK CORPORATION:


    The annual meeting of stockholders of KINARK CORPORATION, a Delaware corporation (the "Company"), will be held at the DoubleTree Hotel at Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma, on Wednesday, May 14, 1997, at 9:30 A.M. local time, for the following purposes:

    1. To elect seven directors to serve until the 1998 annual meeting of stockholders; and

    2. To transact such other business as may properly come before the meeting and any adjournments thereof.

    The Board of Directors fixed April 1, 1997 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A list of those stockholders will be open for examination at the offices of the Company for a period of ten (10) days prior to the meeting and also will be available for inspection at the meeting.

    Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible. It is important that your shares be represented at the meeting regardless of the number you may hold. If you do attend, you may vote or change your vote in person at the meeting.

                             BY ORDER OF THE BOARD OF DIRECTORS


                             /s/ Carolyn A. Fredrich
                             Carolyn A. Fredrich,
                             Secretary

April 14, 1997

KINARK CORPORATION
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 1997


GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kinark Corporation ("Kinark" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 14, 1997, at 9:30 a.m., local time, at the DoubleTree Hotel in Tulsa, Oklahoma, or at any adjournments thereof (the "Annual Meeting"). On April 1, 1997, the record date for determination of stockholders of the Company entitled to vote at the Annual Meeting (the "Record Date"), there were 6,759,386 shares of the Company's common stock outstanding (the "Common Stock"), each share of which entitles the holder thereof to one vote on all matters. The holders of a majority of the Common Stock present in person or represented by proxy will constitute a quorum for transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted to determine the presence or absence of a quorum at the Annual Meeting.

    This Proxy Statement and the Form of Proxy will be sent to the Company's stockholders on or about April 14, 1997.

    The Company's principal executive office is located at 7060 South Yale Avenue, Suite 603, Tulsa, Oklahoma, 74136-3324.

    The Company's Amended and Restated Bylaws (the "Bylaws") require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon to elect the directors nominated for election at the Annual Meeting, as set forth in this Proxy Statement.

    Abstentions will have no effect with respect to the election of directors. Under the rules of the American Stock Exchange, brokers who hold shares of Common Stock in street name for customers have "discretionary" authority to vote on certain items in their discretion, on behalf of their clients, if they do not receive instructions within ten days of the Annual Meeting. The brokers will have discretionary authority to vote on the election of directors.

    You may revoke your proxy at any time before it is voted by executing and filing, with the Company or its proxy solicitor, a revocation of your proxy or a subsequently dated proxy or by voting in person at the Annual Meeting.
Shares represented by properly executed proxies will be voted at the Annual Meeting as specified, unless such proxies are subsequently revoked as provided above. If no choice is specified on a valid, unrevoked proxy, the shares will be voted as recommended by the Board. Proxies will also authorize the shares represented thereby to be voted on any matters not known as of the date of this Proxy Statement that may properly be presented for action at the Annual Meeting.

ANNUAL REPORT

    The Company's Annual Report to Stockholders and Form 10-K, covering the fiscal year ended December 31, 1996, including audited financial statements is enclosed herewith, but neither the report nor the financial statements are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

ELECTION OF DIRECTORS

    Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting, in accordance with the Bylaws, to serve until the next Annual Meeting or until their respective successors have been elected. The seven current directors, Richard C. Butler, Paul R. Chastain, Michael T. Crimmins, Ronald J. Evans, Joseph J. Morrow, John H. Sununu and Mark E. Walker have been nominated for reelection at the Annual Meeting for a term expiring at the next Annual Meeting, and each of them has agreed to serve, if elected. The shares of Common Stock represented by proxies at the Annual Meeting will be voted in favor of (unless otherwise directed) the election of the nominees named below. While it is not anticipated, if any nominee is unable or should decline to serve as a director at the date of the Annual Meeting, such proxies will be voted for persons proposed by the Board.
    NOMINEES FOR ELECTION AS DIRECTORS TO SERVE UNTIL NEXT ANNUAL MEETING


                        Business Experience During
                        Past Five Years and Other          First Year
Name and Age            Information                     Elected Director

Richard C. Butler (87)  Former Chairman of the             1974
                        Board of Peoples Savings &
(Photo of Mr. Butler    Loan Association in
 appears)               Little Rock, Arkansas.  From
                        1963 until 1980, chairman
                        of the Board and President
                        of Commercial National Bank
                        in Little Rock.  Prior to
                        1963, Partner in the Little
                        Rock law firm of House,
                        Holmes, Butler and Jewell.
                        Served on the Board of
                        Directors of Coca-Cola
                        Bottling Co. of Arkansas,
                        Advisory Board Member of
                        Arkansas Power & Light Co.
                        and past President of First
                        Arkansas Development Finance
                        Corporation.  Past President
                        of the Little Rock Chamber of
                        Commerce and member of
                        numerous charitable and
                        educational organizations in
                        Arkansas.  Awarded honorary
                        degrees from Hendrix College
                        in Conway, Arkansas and from
                        the University of Arkansas at
                        Little Rock.  Member of
                        Kinark's Board from 1974 to
                        1979, and later served as an
                        Advisory Board Member.  In
                        May 1993, he was appointed to
                        Kinark's Board and elected to
                        the Board in July 1993 and is
                        Chairman of the Audit Committee.

Paul R. Chastain (62)   Appointed Vice President and       1975
                        Chief Financial Officer of
(Photo of Mr. Chastain  Kinark in February 1996.
 appears)               President and Chief Executive
                        Officer of Kinark from July
                        1993 to February 1996.
                        Chairman and Chief Executive
                        Officer of Kinark from June
                        1991 through July 1993.  Co-
                        Chairman and Co-Chief
                        Executive Officer of Kinark
                        from June 1990 through June
                        1991.  From 1976 until June
                        1990, Executive Vice
                        President and Treasurer.
                        From 1973 until 1976, Vice
                        President of Finance and
                        Secretary of the Company.
                        Mr. Chastain's previous
                        experience included six
                        years with Allis-Chalmers
                        and nine years with Litton
                        Industries.  He is a member
                        of the Compensation Committee.

Michael T. Crimmins (57)Appointed Chief Executive          1993
                        Officer of Kinark in
(Photo of Mr. Crimmins  February 1996 and elected
 appears)               Chairman of the Board of
                        Kinark in May 1995.  From
                        1989 to 1995, Vice President
                        and General Counsel of
                        Northbridge Holdings, Inc.
                        and Deltech Corporation.
                        Vice President - General
                        Counsel from 1988 until 1989
                        of the Advanced Technology
                        Group of Hoechst Celanese
                        Corporation.  From 1976
                        until 1987, Assistant
                        Secretary and Associate
                        General Counsel of American
                        Hoechst Corporation.  Mr.
                        Crimmins is an attorney
                        admitted to the bars of the
                        States of New York and New
                        Jersey.  Mr. Crimmins was
                        appointed to Kinark's Board
                        in March 1993 and elected to
                        the Board in July 1993.  He
                        is Chairman of the Executive
                        Committee.

Ronald J. Evans (48)    Appointed President of Kinark in   1995
                        February 1996.  Private investor
(Photo of Mr. Evans     from May 1995 to February 1996.
 appears)               From July 1989 to May 1995,
                        Vice President and General
                        Manager of Deltech Corporation.
                        From January 1989 to July 1989,
                        Vice President of Sales and
                        Marketing for Deltech Corporation.
                        Manager from 1976 to 1989 for
                        Hoechst Celanese Corporation.
                        Mr. Evans was appointed to
                        Kinark's Board in May 1995 and
                        elected to the Board in June
                        1996. He is a member of the
                        Executive Committee.

Joseph J. Morrow (57)   Chief Executive Officer of         1996
                        Morrow & Co., Inc. since
(Photo of Mr. Morrow    1972.  Chief Executive
 appears)               Officer of Proxy Services
                        Corporation from 1972 to
                        1992.  Chairman of Proxy
                        Services Corporation from
                        1992 to present.  Currently
                        a Director of Telephone
                        Access, Inc. Digital
                        Vision, Inc., and U.S.
                        Agents Holding Corp.  Mr.
                        Morrow was elected to
                        Kinark's Board in June
                        1996. He is a member of the
                        Compensation and Audit
                        Committees.

John H. Sununu (57)     President of JHS Associates,       1996
                        Ltd. since June 1992 and a
(Photo of Mr. Sununu    partner in Trinity Inter-
 appears)               national Partners, a private
                        financial firm, since June
                        1993.  Co-host of CNN's
                        "Crossfire", a news/public
                        affairs discussion program,
                        since March 1992.  From
                        January 1989 until March
                        1992, Chief of Staff to the
                        President of the United
                        States.  From January 1983 to
                        January 1989, Governor of
                        the State of New Hampshire.
                        From 1963 until his election
                        as Governor, President of JHS
                        Engineering Company and
                        Thermal Research Inc.  Helped
                        establish and served as chief
                        engineer for Astro Dynamics
                        Inc. from 1960 until 1965.
                        From 1968 until 1973, Governor
                        Sununu was Associate Dean of
                        the College of Engineering at
                        Tufts University and Associate
                        Professor of Mechanical
                        Engineering.  Served on the
                        Advisory Board of the
                        Technology and Policy Program
                        at MIT from 1984 until 1989.
                        A member of the National
                        Academy of Engineering and the
                        Board of Trustees for the
                        George Bush Presidential
                        Library Foundation.  Governor
                        Sununu was elected to Kinark's
                        Board in June 1996.  He is a
                        member of the Audit Committee.

Mark E. Walker (41)     President and Director since       1993
                        1991 of Ocean's Window, Inc.
(Photo of Mr. Walker    President and Director of
 appears)               Ocean's Window Travel
                        Services since 1995.  Manager
                        from 1985 until 1992 for DSC
                        Communications Corporation.
                        Manager from 1978 until 1984
                        for Texas Instruments
                        Incorporated.  Mr. Walker was
                        appointed to Kinark's Board
                        in March 1993 and elected to
                        the Board in July 1993.  He
                        is a member of the Executive
                        Committee and Chairman of the
                        Compensation Committee.


    With the exception of Messrs. Chastain, Crimmins and Evans, none of the directors are, or have been, employed by any parent, subsidiary or other affiliate of the Company. There are no family relationships between any directors or executive officers.

    The election of the nominees requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE.

BOARD OF DIRECTORS AND COMMITTEES

    The business of the Company is managed under the direction of the Board of Directors. The Board of Directors presently consists of seven directors, with four outside members and three Kinark officers. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings.

    The Board met eight times in 1996 (including regularly scheduled and special telephonic meetings). During 1996, each of the directors attended at least ninety-six percent of the aggregate number of meetings of the Board and of the committees on which they served. In addition to these meetings, the Board of Directors acted by unanimous written consent on six occasions.

DIRECTOR'S COMPENSATION

    Directors who are also employees of the Company receive no compensation beyond their normal salary for their Board and Committee services. All directors, including employee/Board members, are reimbursed by the Company for travel expenses incurred by them in connection with their attendance at Board or Committee meetings or other business of the Company.

    During 1996 the Compensation Committee of the Board recommended changes in the compensation of non-employee directors and such changes were adopted, effective July 1, 1996. Under this revised compensation arrangement, non-employee directors receive an annual fee of $13,000, payable in four quarterly installments, which fee is subject to increase if the Company's stock trades at or above a designated target level for a period of four consecutive weeks. As of the Record Date, the annual non-employee director fee remained fixed at $13,000. In addition, under the 1996 Stock Option Plan, which plan was approved by a vote of the Company's stockholders at the 1996 Annual Meeting, each non-employee director who is serving as such on July 1 of each year receives an automatic grant of options to purchase 5,000 shares of the Company's Common Stock (the "Non-Employee Director Options"). Under the 1996 Stock Option Plan, the exercise price of Non-Employee Director Options is 100% of the fair market value of the Company's Common Stock on the date of the grant. Non-Employee Director Options are not exercisable until six months following the date of the grant and such options cease to be exercisable ten years after the date of the grant.

COMMITTEES OF THE BOARD

   The Board of Directors has established standing Executive, Audit and Compensation Committees. The membership of each of these Committees is determined from time to time by the Board.

    EXECUTIVE COMMITTEE. The Executive Committee is delegated authority to act on behalf of the Board in certain operational and personnel matters, and to approve capital expenditures within limits authorized by the Board. The functions customarily attributable to a nominating committee are performed by the Executive Committee, which evaluates the qualifications of Board candidates for consideration of nomination by the Board of Directors. Messrs. Crimmins, Evans, and Walker are the present members of the Executive Committee and Mr. Crimmins acts as Chairman. The Executive Committee held two meeting in 1996.

    COMPENSATION COMMITTEE. The Compensation Committee considers remuneration of the corporate and subsidiary officers of the Company, and administers the Company's incentive compensation plans and its 1996 Stock Option Plan. Messrs. Chastain, Morrow, and Walker are the present members of the Compensation Committee. Messrs. Morrow and Walker are outside directors and Mr. Walker acts as Chairman. The Compensation Committee held three meetings in 1996.

    AUDIT COMMITTEE. The Audit Committee reviews the scope of the annual audit and recommendations of the independent audit firm as well as reviewing the internal audit functions of the Company. The Audit Committee is composed entirely of directors who are not employees of the Company or any of its subsidiaries. Messrs. Butler, Morrow, and Sununu are the present members of the Audit Committee and Mr. Butler acts as Chairman. The Audit Committee held two meetings in 1996.

    The Company's Bylaws require that a stockholder who desires to nominate a candidate for election to the Board at the Annual Meeting or present business to be considered at the Annual Meeting must give the Board advance notice of such nomination or proposed business. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 90 days prior to the meeting. However, in the event that the date of the next annual meeting is advanced more than 30 days or delayed more than 60 days from the date of the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date notice of such meeting is first given to stockholders in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission. The Company's Bylaws require that the notice contain certain information with respect to the proposed nominee and the stockholder giving the notice. The Company will furnish on request to any stockholder a copy of the relevant section of the Bylaws.


SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information as of April 1, 1997, regarding the beneficial ownership of the Company's Common Stock by (a) all persons who are beneficial owners of five percent or more of the Common Stock,
(b) each director of the Company, (c) each executive officer of the Company and
(d) all directors and officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares:

                          Amount and Nature      Percentage of
Name of Stockholder     of Beneficial Ownership  Common Stock(1)

Richard C. Butler            87,600    (2)            1.3
Paul R. Chastain             47,178    (3)            0.7
Michael T. Crimmins          766,600   (4)            11.3
Ronald J. Evans              150,750   (5)            2.2
Joseph J. Morrow             1,576,532 (6)            23.3
John H. Sununu               165,000   (7)            2.4
Mark E. Walker               409,530   (8)            6.1
Steel Partners II, L.P.      529,050   (9)            7.8
Robert G. and Pauline B.
  Walker Revocable Trust     345,724   (10)           5.1
All Kinark Directors and
  Officers as Group
  (8 persons)                3,213,695 (11)           46.4
_________________

(1) Based on 6,759,386 shares of the Company's Common Stock outstanding as of April 1, 1997, plus any currently exercisable stock options or stock options which become exercisable within 60 days.

(2) Information based on Form 4 of Mr. Butler for December 1996 filed with the Securities and Exchange Commission ("SEC"). Includes 8,000 shares held by Maumelle Gardens, Inc., of which company Mr. Butler owns 60%. Mr. Butler disclaims beneficial ownership of these shares. The shares listed also include 5,000 shares of Common Stock underlying exercisable options held by Mr. Butler. The stockholders address is 7060 South Yale Avenue, Tulsa, Oklahoma 74136.

(3) Information based on Form 4 of Mr. Chastain for November 1996 filed with the SEC. Includes presently exercisable stock options to acquire 24,500 shares of Common Stock. The stockholder's address is 7060 South Yale Avenue, Tulsa, Oklahoma 74136.

(4) Information based on Form 4 of Mr. Crimmins for November 1996 filed with the SEC. The stockholder's address is 7060 South Yale Avenue, Tulsa, Oklahoma 74136.

(5) Information based on Form 4 of Mr. Evans for November 1996 filed with SEC. Includes presently exercisable stock options to acquire 120,750 shares of Common Stock. The stockholder's address is 7060 South Yale Avenue, Tulsa, Oklahoma 74136.

(6) Information based on Form 5 of Mr. Morrow for December 1996 filed with the SEC. The shares listed for Mr. Morrow include 55,536 shares owned by his wife. Mr. Morrow disclaims beneficial ownership of these shares. The shares listed also include 5,000 shares of Common Stock underlying exercisable options held by him. The stockholder's address is 7060 South Yale Avenue, Tulsa, Oklahoma 74136.

(7) Information based on Form 4 of Governor Sununu for July 1996 filed with the SEC. The shares listed for Governor Sununu include 5,000 shares of Common Stock underlying exercisable options held by him. The stockholder's address is 7060 South Yale Avenue, Tulsa, Oklahoma 74136.

(8) Information based on Form 4 of Mr. Walker for December 1996 filed with the SEC. Includes 8,000 shares of Common Stock owned by a trust for Mr. Walker's son of which Mr. Walker is trustee, and 345,724 shares owned by the Robert G. and Pauline B. Walker Revocable Trust. Mr. Walker disclaims beneficial ownership of such shares and shares of Common Stock owned by other members of the Walker family. The shares listed also include 5,000 shares of Common Stock underlying exercisable options held by Mr. Walker. The stockholder's address is 7060 South Yale Avenue, Tulsa, Oklahoma 74136.

(9) Information based on the joint Schedule 13D of Steel Partners II, L.P. and Warren Lichtenstein, as amended on March 31, 1997, and filed with the SEC. According to their amended Schedule 13D, Steel Partners II, L.P. beneficially owns 529,000 shares and Mr. Lichtenstein beneficially owns 529,050 shares. Mr. Lichtenstein has sole voting and dispositive power with respect to the 50 shares owned by him individually and the 529,000 shares owned by Steel Partners II, L.P. by virtue of his authority to vote and dispose of such shares. The stockholders' address is 750 Lexington Avenue, 27th Floor, New York, New York 10022.

(10)Information based on the joint Schedule 13D of the Robert G. And Pauline
    B. Walker Revocable Trust, the Pauline B. Walker Revocable Trust A and the Robert G. Walker Irrevocable Trust B, as amended on December 14, 1996, and filed with the SEC. The Robert G. And Pauline B. Walker Revocable Trust, together with two affiliated trusts, the Pauline B. Walker Revocable Trust A and the Robert G. Walker Irrevocable Trust B, beneficially own 345,724 shares. Pauline B. Walker is the sole trustee of all three trusts. The address for the trusts is 2301 N. Central Expressway, Suite 140, Plano, Texas 75075.

(11)All directors and officers as a group held in the aggregate presently exercisable stock options to acquire 167,375 shares. On the Record Date, directors and officers as a group owned 3,046,320 shares, or 45.1% of the 6,759,386 shares outstanding and entitled to vote, not including presently exercisable stock options.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE


                                          Long Term Compensation
                                        Awards           Payouts
                             Other          Securities       All
                             Annual          Under-         Other
                             Compen-Restricted lying       Compen-
Name and                Bonussation  Stock  Options/  LTIP sation
Principal PositionYearSalary (A)  (B) Award(s)SARs(#) Payouts  (C)

Michael T. Crimmins,1996$50,000$10,000  --   --100,000  --    --
Chairman and CEO1995  --   --  --    --        --       --    --
              1994   --    --  --    --        --       --    --

Paul R. Chastain,1996$141,600$10,000  --   --   --      -- $8,496
Vice President and CFO1995141,600    --  --   --   --   -- 8,496
              1994 141,200   --3,623   --   6,000       -- 8,472

Ronald J. Evans,1996$90,577$15,000  --   -- 250,000     --    --
President     1995   --        --    --        --       --    --
              1994   --        --    --        --       --    --
_______________
(A)    Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid in the next following year.
(B)     Group health insurance premiums paid by the Company for the named employee.
(C)     All Compensation shown in this column represents the Company's matching contributions to its 401(k) defined contribution retirement plan,  Mr. Crimmins and Mr. Evans are not eligible to participate in 401(k) defined contribution plan until
        1997.


OPTION GRANTS IN LAST FISCAL YEAR


                         Number of   % of Total                  Potential Realization
Individual Grants        Securities  Options                     at Assumed Annual Rates
                         Underlying  Granted To  Exercise        of Stock Price Appreciation
                         Options    Employees in Price  Expiration for Option Term(1)
        Name             Granted(#)  Fiscal Year ($/Share) Date     5%             10%

Michael T. Crimmins (2)  100,000         28.6%   $3.50   7/18/06 $220,115        $557,795
Ronald J. Evans (3)      233,000         66.5%   2.50    4/03/06 $366,334        $928,330
Ronald J. Evans (3)      17,000          4.9%    3.50    7/18/06 $37,420         $94,944
____________
(1)     The assumed values result from certain prescribed rates of stock price appreciation.  Values were calculated based on a ten-year exercise period for all grants.  The actual value of the option grants is dependent on future performance of the
        Common Stock and overall stock market conditions.  There is no assurance that the values reflected in this table will be achieved.  The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(2)     Options become exercisable over a four year period, with 25% of the shares becoming exercisable on each anniversary of the grant date.
(3)     Options become exercisable over a two year period, with 25% of the shares becoming exercisable six months after the grant date, and 25% of the shares becoming exercisable every six months thereafter, until fully exercisable.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUE


                                         Number of Securities
                    Shares               Underlying Unexercised          Value of Unexercised
                    Acquired     Value   Options at Fiscal Year-End      In-the-Money Options at
                   on Exercise   Realized        (Shares)                Fiscal Year-End ($)
Name                  (#)        ($) (A) Exercisable     Unexercisable   Exercisable      Unexercisable

Paul R. Chastain (B)     0       0       20,000          0               0                0
Paul R. Chastain (C)     0       0       3,000           3,000           0                0
Michael T. Crimmins (D)  0       0       0               100,000         0                $31,250
Ronald J. Evans (E)      0       0       58,250          174,750         $76,453          $229,359
Ronald J. Evans (F)      0       0       0               17,000          0                0
____________
(A)     Market value of underlying securities at December 31, 1996 minus the exercise price of "in-the-money" options.
(B)     Option granted July 13, 1988 pursuant to the Company's 1988 Stock Option Plan at an exercise price of $4.4375 was not "in-
        the-money" at December 31, 1996.
(C)     Option granted February 16, 1994 pursuant to the Company's 1988 Stock Option Plan at an exercise price of $4.50 was not
        "in-the-money" at December 31, 1996.
(D)     Option granted July 18, 1996 pursuant to the Company's 1996 Stock Option Plan at an exercise price of $3.50.
(E)     Option granted April 3, 1996 pursuant to the Company's 1988 Stock Option Plan at an exercise price of $2.50.
(F)     Option granted July 18, 1996 pursuant to the Company 1996 Stock Option Plan at an exercise price of $3.50.
_______________________



REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        The Compensation Committee of the board establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers. The Compensation Committee is presently comprised of Messrs. Chastain, Morrow, and Walker. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

        In accordance with SEC rules designed to enhance disclosure of com-panies' policies toward executive compensation, the following is a report submitted by the Compensation Committee members addressing the Company's compensation policy as it related to the named executive officers for fiscal 1996.

        The Company's objective is to ensure that executive compensation is directly linked to ongoing improvement in corporate performance and increasing shareholder value. The following objectives are guidelines for compensation decisions:

        JOB CLASSIFICATION. The Company assigns a job grade to each salaried position, and each job grade has a salary range which is based on national
        salary surveys. These salary ranges are reviewed annually to determine parity with national compensation trends, and to ensure that the Company maintains a competitive compensation structure.

        COMPETITIVE SALARY BASE. Actual salaries are based on individual performance contributions within a competitive salary range for each position established through job evaluation and market comparisons. The salary of each subsidiary president and corporate officer, except the chief executive officer, is reviewed annually by the chief executive officer who may recommend an increase for approval by the Compensation Committee. The chief executive officer's salary is determined by the Board based on a review and recommendation by the Compensation Com-
mittee.
        However, the current chief executive officer has agreed to serve as such at a salary below that which would otherwise be recommended by the Compensation Committee.

        ANNUAL INCENTIVE COMPENSATION. The Company's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on achievement of performance targets for net earnings. This objective focuses corporate decisions toward consistent and steady earnings growth. Awards are subject to decrease or increase on the basis
        of the Company's performance and at the discretion of the Compensation Committee.

        STOCK OPTION PROGRAM. The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value.
        The stock option program may utilize vesting periods to encourage key employees to continue in the employ of the Company. The number of options
        granted is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options have been granted at the current market price at the time of the grant. The Compensation Committee, which must include at least two outside directors, works to achieve overall compensation objectives for key employees.

        The Compensation Committee believes that its objectives of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest. When performance goals are met or exceeded, shareholders' value is increased and executives are rewarded commensurately. The Committee believes that compensation levels during 1996 adequately reflect the Company's compensation goals and policies.

                                                         Compensation Committee

                                                         Paul R. Chastain
                                                         Joseph J. Morrow
                                                         Mark E. Walker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are Messrs. Walker (chairman), Morrow and Chastain.

        The Company's 1996 Stock Option Plan and Rule 16b-3 of the Securities Exchange Act of 1934, as amended, require that at least two of the Compensation Committee members be outside directors and Messrs. Walker and Morrow are the outside directors currently on the Committee. Mr. Chastain currently serves as Vice President and Chief Financial Officer of the Company, and has served the Company in various executive positions and as a director since 1973. The Board of Directors believes that Mr. Chastain's participation in the deliberations of the Committee provides a beneficial continuity and knowledge, and that no conflicts of interest exist. Mr. Chastain did not participate in any option grant decisions during 1996.


COMPANY PERFORMANCE

        The following performance graph compares cumulative total stockholder returns on the Company's Common Stock compared to the Dow Jones Diversified Industrials Index and the Dow Jones Equity Market Index calculated at the end of each fiscal year, December 31, 1992 through December 31, 1996. The graph assumes $100 was invested December 31, 1991, in the Company's Common Stock and in each of the referenced indices and assumes the reinvestment of dividends.



(GRAPH APPEARS HERE)

                                                          Dow Jones
Measurement Period                        Dow Jones       Diversified
(Fiscal Year          Kinark                Equity        Industrials
Covered)              Corporation        Market Index        Index

1991                  100.0               100.0               100.0
1992                  47.0                108.6               116.4
1993                  37.1                119.4               142.2
1994                  32.0                120.3               130.4
1995                  29.0                166.5               170.8
1996                  37.6                176.3               221.0


RELATED PARTY TRANSACTIONS

        Mr. Joseph J. Morrow, a director of the Company and a nominee for reelection, purchased 1,759,083 shares of Common Stock in the Company's private placement in January 1996. Mr. Morrow is the chief executive officer of Morrow & Co., Inc., which provides proxy solicitation and other stockholder related services to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, re-quires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on review of the copies of such reports furnished to the Company, the Company believes that, during the last fiscal year, its executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that one report with respect to three transactions was inadvertently not timely filed by a director of the Company.


INDEPENDENT AUDITORS

        Deloitte & Touche, LLP audited the Company's financial statements for the fiscal year ended December 31, 1996, and the Board of Directors has approved the engagement of that firm to serve as the Company's auditors for 1997. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


STOCKHOLDER PROPOSALS

        Any proposals of stockholders intended to be considered by the Company for inclusion in the proxy materials for the 1998 Annual Meeting of Stockholders must be received by the Company by January 12, 1998. Such proposals should be directed to Kinark Corporation, Attention: Secretary, 7060 South Yale Avenue, Tulsa, Oklahoma 74136. No stockholder proposals were received for inclusion in this Proxy Statement.


OTHER MATTERS

        Management is not aware of any other business to be presented at the meeting. However, should any additional matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

        All expenses in connection with solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by telephone, telecopy or telegraph by Company officers and employees. The Company has also retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, to assist in such solicitation for a fee of $7,500 plus customary out-of-pocket expenses. Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

        ChaseMellon Shareholder Services, L.L.C. has been retained to receive and tabulate proxies and to provide a representative to act as inspector of election for this Annual Meeting of Stockholders.

                                                 By order of the Board of
Directors

                                                 /s/ Carolyn A. Fredrich
                                                 Carolyn A. Fredrich, Secretary


Tulsa, Oklahoma
April 14, 1997
APPENDIX - FORM OF PROXY CARD

KINARK CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 14, 1997

        The undersigned, a stockholder of record of Kinark Corporation (the "Company") on April 1, 1997 (the "Record Date"), hereby appoints Ronald J. Evans and Paul R. Chastain, or either of them with full power of substitution, as proxies for the undersigned, to vote all shares of common stock, $.10 par value per share (the "Common Stock"), of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 14, 1997, and at any adjournments or postponements thereof, on the following matters.

        The invalidity, illegality or unenforceability of any particular pro-vision of this Proxy shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

(Continued, and to be marked, dated and signed, on the reverse side)

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

        2.       Election of the following nominees as Directors:  Richard C.
Butler,
Paul R. Chastain, Michael T. Crimmins, Ronald J. Evans, Joseph J. Morrow, John
H. Sununu and Mark E. Walker.

FOR all nominees    WITHHOLD           INSTRUCTIONS:  To vote FOR or WITHHOLD
listed (except as   AUTHORITY to       AUTHORITY to vote for the election of
marked to the       vote for all       all candidates, check the appropriate
contrary)           nominees listed    box hereon.  To withhold authority to
                                       the election of any candidate(s), write
[  ]                [  ]               the name(s) of such candidate(s) in the
                                       following space:  __________________.
                                       IF NO BOX IS MARKED HEREON, THE
                                       UNDERSIGNED WILL BE DEEMED TO VOTE FOR
                                       EACH CANDIDATE EXCEPT THAT THE
                                       UNDERSIGNED WILL NOT BE DEEMED TO
                                       CONSENT TO THE ELECTION OF ANY
                                       CANDIDATE WHOSE NAME IS WRITTEN IN THE
                                       SPACE PROVIDED ABOVE.

        2. In their discretion, upon such other matters as may properly come before the Annual Meeting.

                      Please sign below exactly as name appears on this Proxy. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. Make sure that the name on your stock certificate(s) is exactly as you indicate below.


                      Dated:_______________________________, 1997


                      ______________________________________________
                                       (Signature)
[mailing label here]



                                ______________________________________________
                                          (Signature if held Jointly)


                                ______________________________________________
                                          (Title or authority (if applicable)


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

**THIS IS YOUR PROXY CARD**